EXHIBIT 10.4


                              CONTRACTING AGREEMENT

     Contracting Agreement ("Agreement") is made this fourteenth day of May, 2009, by and between Dennis Healthcare Solutions, Inc. ("DHS"), a Delaware Corporation represented by Mr. K.J. Dennis ("Dennis"), its Chairman & principal investor, and Conover Associates LLC ("Conover").

                                   WITNESSETH:

     WHEREAS, K.J. Dennis is the Chairman & principal investor in DHS, and understands the necessity of keeping the corporation's financial statement simplified until DHS completes its first Private Placement financing; and

     WHEREAS, Employment Agreements with officers cannot be entered upon for a public company until a Compensation Committee of Independent Directors is appointed, at a later stage of development of DHS; and

     WHEREAS, Conover Associates LLC is the primary operating and employment contracting entity of Mr. Donald L. Conover; and

     WHEREAS, DHS is reliant upon Conover to organize and execute the financial engineering and pre-Private Placement business activities of DHS;

     NOW, THEREFORE it is agreed between DHS and Conover Associates LLC that Conover Associates LLC shall be retained for a period of not less than 6 months to organize and execute a Private Placement on behalf of DHS, to include providing outside legal representation, outside accounting representation, investment banking advice, a corporate web-site and sales collateral, early stage sales activities on behalf of DHS in DHS's agreed trade name, and salaries of all corporate officers prior to their entering into an Employment Agreement with DHS. Conover will also bring the extensive relationships of Donald L.
Conover into the benefit of DHS by identifying, negotiating with, and contracting with various entrepreneurial companies in the healthcare services arena to join DHS, providing DHS with a consolidated financial statement which will ultimately merit a public listing. ` Conover ' shall be paid a flat fee of US$50,000 per month for 6 months from out of the purchase price of initial shares detailed in Offer to Purchase Stock, to accomplish the execution of DHS's Private Placement Plan. All expenses of DHS prior to the Private Placement, with the exception of nominal bank fees, will be contracted for by Conover, so as to keep the Income Statement and Balance Sheet clean for a public offering.


By: /s/ DONALD L. CONOVER, PRES.          /s/ K. J. DENNIS
    _________________________________     ______________________________________
    Dennis Healthcare Solutions, Inc.     K. J. Dennis, Individually as
                                          Shareholder and Chairman of DHS
                                          Board of Directors

Dated: May 22, 2009                       Dated: May 14, 2009



/s/ DONALD L. CONOVER                     By: /s/ DONALD L. CONOVER
________________________________________      __________________________________
    Donald L. Conover, as Shareholder             Conover Associates, LLC
    and Member of DHS Board of Directors

Dated: May 22, 2009                       Dated: May 22, 2009



/s/ ANOOP S. R.                           /s/ P. SIVADASAN
___________________________________       ______________________________________
    Anoop Sivadasan, As Shareholder       P. Sivadasan as Shareholder and
                                          Director

Dated: May 14, 2009                       Dated: May 14, 2009

                       AMENDMENT TO CONTRACTING AGREEMENT

     This is an Amendment to the Contracting Agreement entered into between Momentum Healthcare Services, Inc. ("Momentum") (formerly Dennis Healthcare Solutions, Inc.), a Delaware Corporation and Conover Associates LLC ("Conover Associates") on May 14, 2009.


                                   WITNESSETH:

     WHEREAS the parties acknowledge that an extension of the contract and its payments are appropriate in order to provide sufficient time to complete Momentum's public offering according to the rules of the Securities & Exchange Commission;

     NOW, THEREFORE, it is agreed that the full-time services of Donald L. Conover will be extended for an additional three months; that Mr. Mike Brown will be compensated the sum of $15,000 by Conover Associates LLC for services rendered in support of the contract, in monthly increments of $2,500 per month, beginning with September 2009; and the balance of payments due on the contract shall be completed on the following schedule: $30,000 not later than October 15, 2009; $30,000 not later than November 15, 2009; $20,000 not later than December 15, 2009, and $20,000 not later than January 15, 2009. It is understood that time is of the essence of this contract, requiring strict compliance from both parties to the contract.



/s/ K. J. DENNIS
__________________________________
Momentum Healthcare Services, Inc.
By K. J. Dennis, Chairman

Dated: October 16, 2009



/s/ DONALD L. CONOVER
__________________________________
Conover Associates LLC
By Donald L. Conover

Dated: October 16, 2009